UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 16, 2006
Date of Earliest Event Reported:	November 10, 2006

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 10, 2006, Boise Cascade Holdings, L.L.C. (“BCH”) and Boise Land & Timber Holdings Corp. (“BL&TH”), their respective wholly owned subsidiaries, Boise Cascade, L.L.C. (“BC”) and Boise Land & Timber Corp (“BL&TC”), Forest Products Holdings, L.L.C. (“FPH”), and OfficeMax Incorporated (“OMX”) and its wholly owned subsidiary, Kooskia Investment Corporation (“Kooskia”) entered into a Restructuring Agreement and Amendment No. 1 to Securityholders Agreement (the “Restructuring Agreement”), a copy of which is attached as Exhibit 99.1, and certain related agreements described below.  Pursuant to the Restructuring Agreement, the following occurred on November 10, 2006, in the order indicated:

1.  A Third Amended and Restated Certificate of Incorporation of BL&TH making certain immaterial technical corrections was filed with the Delaware Secretary of State;

2.  The Intercompany Promissory Note dated April 1, 2006, in the amount of $276,133,741.90 running from BC to BL&TC, together with accrued and unpaid interest thereon, and the balance of certain intercompany accounts receivable between such companies was satisfied in full by a payment by BC to BL&TC of $281,295,738.00;

3.  The sum of $280,365,040.15 was distributed by BL&TC to its parent company, BL&TH, with the remaining balance of the note satisfaction proceeds retained by BL&TC to satisfy certain liabilities and obligations, including estimated income taxes, not yet due and payable;

4.  The board of directors of BL&TH declared BL&TC to be an Unrestricted Subsidiary under the terms of an Indenture dated October 29, 2006, among BC, Boise Cascade Finance Corporation, and U.S. Bank National Association, as Trustee, which had the effect of releasing BL&TC from its obligations as a guarantor of the obligations of the Note issuers under the Indenture;

5.  BL&TH redeemed 10.9 shares of its Series B Common Stock from Kooskia in exchange for 199 shares of the Common Stock of BL&TC and it redeemed 43.855 shares of its Series B Common Stock from FPH in exchange for 801 shares of the Common Stock of BL&TC, thereby causing BL&TC to be owned by FPH and Kooskia in the ratio of such share amounts and divesting BL&TH of any interest in BL&TC;

6.  Kooskia distributed all of its Series A and Series B shares of BL&TH to its parent, OMX, thereby divesting itself of all of its ownership interest in BL&TH;

7.  BL&TH was merged with and into BCH.  The terms of the merger as provided for in the Restructuring Agreement and an Agreement and Plan of Merger dated November 9, 2006, among BL&TH, BCH, OMX, Kooskia, and FPH included the following material points:

a.  BCH is the surviving company and thereby succeeds to all of the property, assets, rights, and powers of and becomes subject to all of the liabilities and obligations of BL&TH, including the cash held by it pursuant to step 3 above;

b.  All of the issued and outstanding shares of BL&TC were deemed extinguished and no new equity units of BCH were issued;

c.  Capital contributions were deemed made to the equity of BCH by OMX in respect of its holdings of BCH Series A Common Equity Units in the amount of $34,773,261.63, plus a deemed increase in accrued and unpaid yield on its Series A Equity Units of $984,951.49;

d.  Capital contributions were deemed made to the equity of BCH by OMX and by FPH in respect of their holdings of BCH Series B Common Equity Units in the amount of $48,889,837.47 for OMX and $196,701,941.05 for BCH; and

e.  The Operating Agreement of BCH was amended and restated in its entirety to provide for and document the deemed contributions described above and to make certain technical corrections relating to the BCH Series C Common Equity Units issued on April 1, 2006;

8.  The cash distributed by BL&TC to BL&TH in step 3 above was transferred to BC by BCH as a contribution to the equity of BC.

9.  Certain immaterial technical amendments were made to the Securityholders Agreement dated October 29, 2004, among BCH, FPH, and OMX, and the Stockholders Agreement among BL&TH, Kooskia, and FPH was amended so as to make it applicable to BL&TC in lieu of BL&TH and by eliminating Articles I, III, and IV thereof.  Also, the Registration Rights Agreement dated October 29, 2004, among BL&TH, Kooskia, and FPH was terminated in its entirety.

As a result of the foregoing, upon completion of the transaction, all but $930,697.85 of the $281,295,738.00 intercompany loan balance owed by BC to BL&TC was converted to an equity investment in BCH by OMX and FPH, the respective holdings of the Series B Common Equity of BCH, which is the only voting security of BCH, continues to be held by FPH and OMX in the approximate ratio of 80.1% to 19.9%, BL&TH has ceased to exist, the assets of BL&TC have been reduced to assets with an aggregate estimated value, net of estimated liabilities, of less than $1,000,000, and all liens and guaranty obligations of BL&TC for the indebtedness of BCH and its subsidiaries have been released.

In addition, in connection with the transactions undertaken pursuant to the Restructuring Agreement, the Amendment and Restatement Agreement (the “Existing Credit Agreement”) dated April 18, 2005, among BC, BCH, BL&TH, and BL&TC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto was amended and restated in its entirety by a Waiver, Amendment and Restatement

Agreement (the “Waiver and Restatement Agreement”) dated as of November 3, 2006, among such parties, a copy of which is attached as Exhibit 99.2, which became effective upon the closing of the transactions provided for in the Restructuring Agreement.  The Waiver and Restatement Agreement waived certain provisions of the Existing Credit Agreement which would have prohibited the transactions provided for in the Restructuring Agreement, released liens held by the Administrative Agent on behalf of the Lenders under the Existing Credit Agreement on the equity of BL&TC and its assets, released the guaranty provided by BL&TC of the obligations of the borrower under the Existing Credit Agreement, and amended and restated the Existing Credit Agreement in its entirety to the form attached to the Waiver and Restatement Agreement as the Second Amended and Restated Credit Agreement (the “Second Amended Credit Agreement”) dated as of November 3, 2006, among BCH, BC, the Lenders party to the Existing Credit Agreement, and JPMorgan Chase Bank, N.A., as Administrative Agent.  The principal changes effected by the amendment and restatement were to eliminate BL&TH and BL&TC as parties to and/or guarantors of the lending arrangements provided for in the Existing Credit Agreement and the Second Amended Credit Agreement.  The amendment and restatement had no effect on the amount owed under, terms of payment, interest rate, availability of additional credit, or other material terms of the Existing Credit Agreement.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Restructuring Agreement and the Waiver and Restatement Agreement, filed as Exhibits 99.1 and 99.2, respectively, to this Report on Form 8-K.  Exhibits 99.1 and 99.2 are incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Resignation of Director.

Effective November 10, 2006, Sammy K. Duncan resigned from the company’s board of directors.  Mr. Duncan’s decision to resign was not due to any disagreement with the company on any matter relating to the company’s operations, policies, or practices.

(d)   Election of Director.

Effective November 10, 2006, Matthew R. Broad joined the company’s board of directors as a designee of OfficeMax Incorporated pursuant to the Securityholders Agreement dated October 29, 2004, as amended on November 10, 2006, among OfficeMax, Forest Products Holdings, L.L.C., and the company.  Because he is an affiliated director, Mr. Broad will not receive compensation for his service on our board.  Mr. Broad is not expected to be named to any of the committees of the company’s board of directors.

Mr. Broad became the executive vice president and general counsel of OfficeMax (formerly known as Boise Cascade Corporation) in 2004.  From 1989 to 2004, Mr. Broad was associate general counsel of Boise Cascade Corporation and also served as corporate secretary of Boise Cascade Office Products Corporation, a wholly owned subsidiary of Boise Cascade Corporation.

There are no family relationships between Mr. Broad and any of our directors or executive officers. We are not aware of any related-person transaction or series of transactions required to be disclosed under the rules of the SEC.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   Amendments to Articles of Incorporation or Bylaws.

On November 10, 2006, the Operating Agreement of BCH was amended and restated in its entirety, a copy of which is attached as Exhibit 3.1, to provide for and document the deemed contributions described in Item 1.01 above and to make certain technical corrections relating to the BCH Series C Common Equity Units issued on April 1, 2006.

On November 10, 2006, we filed with the Delaware Secretary of State a Third Amended and Restated Certificate of Incorporation of BL&TH, a copy of which is attached as Exhibit 3.2, in which certain immaterial technical corrections were made.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Second Amended and Restated Operating Agreement of BCH and the Third Amended and Restated Certificate of Incorporation of BL&TH, filed as Exhibits 3.1 and 3.2, respectively, to this Report on Form 8-K.  Exhibits 3.1 and 3.2 are incorporated by reference into this Item 5.03.

Item 9.01                                             Financial Statements and Exhibits.

 (d)  Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
3.1	Second Amended and Restated Operating Agreement of Boise Cascade Holdings, L.L.C., dated as of November 10, 2006
3.2	Third Amended and Restated Certificate of Incorporation of Boise Land & Timber Holdings Corp.
99.1	Restructuring Agreement and Amendment No. 1 to Securityholders Agreement dated as of November 10, 2006
99.2	Waiver, Amendment and Restatement Agreement dated as of November 3, 2006, and effective as of November 10, 2006, Including Form of Second Amended and Restated Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and Corporate Secretary
Date: November 16, 2006